Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Appian Corporation
McLean, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-226941) and Form S-8 (No. 333-218342) of Appian Corporation of our reports dated February 18, 2021, relating to the consolidated financial statements, and the effectiveness of Appian Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
McLean, Virginia

February 18, 2021